UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 9, 2006

AMERICAN ITALIAN PASTA COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-13403	84-1032638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Employer No.)

4100 N. Mulberry Drive, Suite 200, Kansas City, Missouri	64116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(816) 584-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 25, 2005, American Italian Pasta Company (the “Company”), announced that, based on analysis completed by its management and approved by its Audit Committee, it had determined that certain of the Company’s historical financial statements should no longer be relied upon and as soon as practical after conclusion of its ongoing Audit Committee investigation, the Company anticipated restating the affected financial statements. At that time, the Company concluded that its previously issued audited consolidated financial statements for the 2002, 2003 and 2004 fiscal years and its unaudited consolidated financial statements for each of the fiscal quarters during such years should no longer be relied upon. In addition, the Company concluded that its unaudited financial statements for the first two quarters of fiscal year 2005 should not be relied upon.

On June 2, 2006, based on analysis completed by its management and approved by its Audit Committee, the Company concluded that its financial statements for the additional historical periods of the 2000 and 2001 fiscal years should be restated.

This determination results from the conclusion, based on the Company’s ongoing review, that the matters described in the attached press release (Exhibit 99.1) had a material impact on the Company’s historical financial statements. The Company continues to review its historical financial statements and the Audit committee’s investigation is ongoing. The Company’s restated financial statements may also reflect other adjustments for errors in addition to those identified above.

Management and the Audit Committee have discussed the matters disclosed in this Form 8-K with Ernst & Young, LLP, the Company’s independent registered public accounting firm.

A copy of the press release issued on June 9, 2006 announcing this determination is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

The Company’s press release issued on June 9, 2006 also provided an update on the ongoing Audit Committee investigation and the Company’s review of its financial statements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated June 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2006	AMERICAN ITALIAN PASTA COMPANY
	By:	/s/ George D. Shadid
George D. Shadid
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press release dated June 9, 2006